Exhibit 99.2
STAR Trial Results Conference Call August 11, 2009

Forward-looking Statement This presentation contains forward-looking statements concerning future events and performance of our Company. These statements can be identified by words or phrases such as, "believe," "expect," "will," and "may". Readers are cautioned against placing reliance on these forward looking statements because they are only statements of our current expectations based on assumptions and actual results may be different. Many known and unknown risks and uncertainties could cause our actual results to differ materially from those indicated in these forward-looking statements. For example, there can be no assurance that the U.S. Food and Drug Administration (FDA) will approve Zenvia for any indication, that subsequent complete analysis of clinical data will be consistent with the preliminary top-line data reported herein, that the Company will be able to secure additional worldwide intellectual property protection for its Zenvia patent portfolio or that any Zenvia clinical development programs for indications other than pseudobulbar affect will move forward without additional capital or partnerships. There can also be no assurance that the Company's existing capital will be sufficient to fund operations through the expected timing of an approval decision from the FDA on the PBA application. Other risks and uncertainties are set forth in, and forward-looking statements in this presentation should be reviewed in conjunction with, the Company's most recent Annual Report on Form 10-K, subsequent quarterly reports on Form 10- Q and other publicly available information regarding the Company, copies of which are available from the Company upon request. The Company disclaims any intent to update these forward-looking statements. 2

3 Keith Katkin ^ President and Chief Executive OfficerRandall Kaye, MD ^ Chief Medical Officer Avanir Participants

Summary of STAR Trial Results Zenvia(tm) 30/10 mg met its primary endpoint demonstrating efficacy in the treatment of pseudobulbar affect (PBA)Zenvia(tm) 20/10 mg also met the secondary analysis of the primary endpoint demonstrating efficacy in the treatment of pseudobulbar affect (PBA)Both doses of Zenvia were generally safe and well toleratedThe incidence of adverse events was improved versus what has been reported for the previous 30/30 mg formulationBoth doses of Zenvia demonstrated a satisfactory cardiovascular safety profileNo clinically meaningful changes in QT intervalNo reported pro-arrhythmic events No reports of cardiovascular serious adverse events 4

PBA Market Overview Keith Katkin

# PBA Clinical Overview

- Neurologic disorder causing involuntary emotional outbursts
  - Crying, laughing or other emotional displays
- Associated with numerous neurologic diseases or injuries
  - Alzheimer's disease
  - Amyotrophic lateral sclerosis (ALS)
  - Multiple sclerosis (MS)
  - Parkinson's disease
  - Stroke
  - Traumatic brain injury



- Episodes can be frequent, severe and cause impairment

6

# PBA: A Significant Health Burden

SF-36 Health Status Survey Scores

## PBA Cases vs. Other Conditions


60
40
20
0
Poorest Health
Best Health
*
*
PBA Cases1
Neurologic Controls1
Depression2
Back Pain2
Physical Health
Mental Health

## PBA Impact on Health Status

- Compared to matched neurologic controls[3], PBA patients reported:
  - Worse physical and mental health
  - Worse physical and social function
  - Worse quality of life and relationships
  - Greater likelihood to experience daily activity and workplace impairments

* Significant differences at $p < .05$
1 PBA Burden of Illness Study, Avanir Pharmaceuticals – data on file
2 US norms reported for select chronic conditions – data on file
3 PBA Burden of Illness Study - patients without PBA symptoms, matched for age and gender and adjusted for underlying disease severity

7

U.S. PBA Market U.S. PBA Populations1 U.S. PBA Populations1 Market Characteristics Estimated 2 million in U.S. with moderate / severe PBA1No approved PBA therapiesLow physician satisfaction with off-label treatments2Concentrated prescriber base appropriate for a small specialty sales force 8 Approximately 2 million patients with unmet medical need 1 Poster P01.090: "Involuntary Emotional Expression Disorder (PBA) Prevalence and Treatment" presented at AAN, 2007, and data on file.2 Zenvia Physician Market Research

STAR Trial Results Randall Kaye, MD

Confirmatory Phase III STAR* Trial 10 * The Safety, Tolerability And Efficacy Results of AVP-923 in PBA Randomized n = 107 n = 326 Placebo BID Zenvia 30/10 mg BID n = 110 n = 109 Zenvia 20/10 mg BID PopulationsMS (n=129)ALS (n=197)Primary EndpointCrying / Laughing RatesSecondary EndpointsCNS-LS scoreSF-36 Health StatusNeuropsychiatric InventoryBeck Depression InventoryPain (MS patients only)Additional InformationConducted under SPA~ 60 sites> 90% power to detect 36% reduction beyond placebo 12 Weeks Blinded Phase 12 Weeks OLE Phase n = 253

STAR Trial - Efficacy Endpoints 11 Endpoint Description PBA Episode Rate (primary endpoint) Changes from baseline in laughing/crying episodes rates recorded in the patient diary Center for Neurologic Study - Lability Scale (CNS-LS) A 7 question validated scale that provides a score for total PBA intensity and severity SF-36 Health Survey A 36 question validated scale used to assess health status Neuropsychiatric Inventory Questionnaire (NPI-Q) A brief questionnaire covering 12 neuropsychiatric symptom domains Beck Depression Inventory A 21-item self-report instrument assessing the existence and severity of symptoms of depression Pain Rating Scale (MS patients only) Patients rate their pain over the past 12 hours on a scale of 0-10 (0 = none, 10 = worst pain ever experienced) Caregiver Strain Index A self-administered 13-question tool that measures strain related to care provision

Demographics 12 Avanir data on file Characteristic Zenvia 30/10 n = 110 Zenvia 20/10 n = 107 Placebo n = 109 Mean Age, years (SD) 53.1 (11.0) 50.8 (11.1) 50.3 (11.9) Gender Male 46 (41.8%) 53 (49.5%) 50 (45.9%) Female 64 (58.2%) 54 (50.5%) 59 (54.1%) Race Caucasian 80 (72.7%) 80 (74.8%) 83 (76.1%) Black 6 (5.5%) 2 (1.9%) 4 (3.7%) Hispanic 21 (19.1%) 21 (19.6%) 21 (19.3%) Other 3 (2.7%) 4 (3.7%) 1 (0.9%) Country U.S. 76 (69.1%) 71 (66.4%) 75 (68.8%) Latin America 34 (30.9%) 36 (33.6%) 34 (31.2%)

Baseline Characteristics 13 Avanir data on file Characteristic Zenvia 30/10 n = 110 Zenvia 20/10 n = 107 Placebo n = 109 Mean PBA episodes/day (SD) 4.7 (9.5) 6.8 (12.9) 4.5 (7.6) Mean PBA episodes/week 32.6 47.3 31.2 Mean Baseline CNS-LS score (SD) 19.8 (4.9) 21.0 (5.0) 19.9 (4.7) Underlying Disease ALS 65 (59.1%) 68 (63.6%) 64 (58.7%) MS 45 (40.9%) 39 (36.4%) 45 (41.3%)

Patient Disposition 14 Avanir data on file Baseline Characteristic Zenvia 30/10 n = 110 Zenvia 20/10 n = 107 Placebo n = 109 Subjects Dosed 107 (97.3%) 102 (95.3%) 106 (97.2%) Completed Study 100 (90.9%) 88 (82.2%) 94 (86.2%) Discontinued 9 (8.2%) 19 (17.8%) 15 (13.8%) Adverse Event (AE) 1 (0.9%) 5 (4.7%) 0 (0.0%) Medication refusal due to AE 2 (1.8%) 2 (1.9%) 0 (0.0%) Serious Adverse Event 2 (1.8%) 3 (2.8%) 1 (0.9%) Withdrew consent 2 (1.8%) 2 (1.9%) 7 (6.4%) Lost to follow-up 1 (0.9%) 3 (2.8%) 2 (1.8%) Other (all) 1 (0.9%) 4 (3.8%) 5 (4.6%)

Treatment Effect Treatment Effect Significant Efficacy 15 Both the Zenvia 30/10 mg and 20/10 mg significantly reduced PBA episodes Avanir data on file Over the course of the study, both Zenvia 30/10 mg and Zenvia 20/10 mg demonstrated a significant reduction in PBA episode rates when compared to placebo (p<0.0001) Primary Endpoint: Reduction of PBA Episodes from Baseline Percent Treatment Effect

Primary Endpoint: Reduction of PBA Episodes Reduction of PBA Episodes Reduction of PBA Episodes 16 At week 12 (end of study), patients receiving Zenvia 30/10 mg reported a mean reduction of 88% from baseline PBA episode rates Avanir Data on File PBA Episode Rates Over Time by Treatment Group P < 0.0001 for Zenvia 30/10 mg vs. placebo across all time points

Primary Endpoint: Reduction of PBA Episodes Reduction of PBA Episodes Reduction of PBA Episodes 17 Zenvia 30/10 mg and Zenvia 20/10 mg provided a statistically significantly reduction of PBA episode rates over the course of the study compared to placebo Avanir Data on File Reduction in PBA Episode Rates Over Time by Treatment Group * P ^0.01 for Zenvia 30/10 mg vs. placebo at each visit * * * * ** ** ** ** ** P ^0.006 for Zenvia 20/10 vs. placebo at each visit

Secondary Endpoint: Improvements in CNS-LS Score CNS-LS Score1 CNS-LS Score1 Significant Efficacy 18 Zenvia 30/10 mg decreased the intensity and severity of PBA Zenvia 30/10 mg demonstrated a significantly greater decrease in CNS-LS score compared to placebo (p=0.0002)Zenvia 20/10 mg demonstrated a significantly greater decrease in CNS-LS score compared to placebo (p=0.01) Avanir data on file1The Center for Neurologic Study Lability Scale (CNS-LS) is a validated instrument measuring the frequency and severity of PBA episodes More Severe PBA Less Severe PBA

Secondary Endpoint: Improvements in CNS-LS Score Improvements in CNS-LS Score Improvements in CNS-LS Score 19 Zenvia 30/10 mg decreased the intensity and severity of PBA Avanir Data on File CNS-LS Scores Over Time by Treatment Group * P ^0.001 for Zenvia 30/10 mg vs. placebo at each visit * * * * ** ** ** P ^0.01 for Zenvia 20/10 mg vs. placebo at each visit

Safety 20 Summary Analysis of Adverse Events (AEs) Avanir data on file Adverse Event Zenvia 30/10 n = 107 Zenvia 20/10 n = 102 Placebo n = 106 Number of AEs 334 286 295 Patients with at least one AE 89 (83.2%) 82 (80.4%) 86 (81.1%) Patients who discontinued due to an AE 4 (3.7%) 8 (7.8%) 2 (1.9%) Patients with an SAE 7 (6.5%) 9 (8.8%) 11 (10.4%) Patients with SAE related to study drug 0 (0.0%) 2 (2.0%) 0 (0.0%) Patients who died 3 (2.8%) 3 (2.9%) 1 (0.9%)

Adverse Events 21 AEs ^ 5% - by Treatment Group Avanir data on file Adverse Event Zenvia 30/10 n = 107 Zenvia 20/10 n = 102 Placebo n = 106 Falls 22 (20.6%) 14 (13.7%) 21 (19.8%) Dizziness 20 (18.7%) 11 (10.8%) 6 (5.7%) Headache 15 (14.0%) 15 (14.7%) 16 (15.1%) Nausea 14 (13.1%) 8 (7.8%) 10 (9.4%) Diarrhea 11 (10.3%) 14 (13.7%) 7 (6.6%) Somnolence 11 (10.3%) 9 (8.8%) 10 (9.4%) Fatigue 9 (8.4%) 11 (10.8%) 9 (8.5%) Nasopharyngitis 9 (8.4%) 6 (5.9%) 8 (7.5%) Constipation 7 (6.5%) 7 (6.9%) 9 (8.5%) Muscle Spasms 7 (6.5%) 8 (2.0%) 10 (9.4%) Note: A decrease in mean nocturnal oxygen saturation of 0.7% was observed in the Zenvia 20/10 mg group (p=0.0472); however, no difference was observed in the higher 30/10 mg dose group

Serious Adverse Events 38 SAEs occurred in 27 patients over the course of the studySeven deaths occurred in the study, all in the ALS populationThree deaths were reported in the 30/10 mg group, three in the 20/10 mg group and one in the placebo groupFive of the deaths (four in the Zenvia treatments arms and one in the placebo arm) occurred at least five days after study drug had been discontinuedOne death in the 20/10 mg group was reported as possibly treatment-related which occurred five days after study drug had been discontinued 22 Avanir data on file Treatment Arm Total SAEs Reported % Patients Reporting ^ 1 SAE SAEs Possibly / Probably Related to Treatment % Patients Reporting Respiratory SAEs Zenvia 30/10 mg 11 6.5% 0 4.7% Zenvia 20/10 mg 14 8.8% 2 2.9% Placebo 13 10.4% 0 1.9%

Cardiovascular Safety 23 Avanir data on file* Percent of EKGs taken over the course of the study Analysis of Central Tendency Zenvia 30/10 Zenvia 20/10 Placebo Mean QT - Baseline (QTcB/QTcF) 418.3 / 407.0 416.2 / 403.8 415.9 / 404.8 Mean QT - Day 84 (QTcB/QTcF) 420.8 / 411.6 413.2 / 404.6 416.9 / 406.0 Mean ^ in Baseline to Day 84 (QTcB/QTcF) 3.0 / 4.9 -1.9 / 1.2 1.5 / 1.1 Outlier Categorical Analysis (visit 2 through visit 5)* Outlier Categorical Analysis (visit 2 through visit 5)* Outlier Categorical Analysis (visit 2 through visit 5)* Outlier Categorical Analysis (visit 2 through visit 5)* Absolute > 450 msec (QTcB/QTcF) 6.3% / 1.9% 4.9% / 1.2% 6.1% / 2.4% Absolute > 480 msec (QTcB/QTcF) 0.2% / 0.0% 0.0% / 0.0% 0.9% / 0.0% Absolute > 500 msec (QTcB/QTcF) 0.0% / 0.0% 0.0% / 0.0% 0.2% / 0.0% ^ 30 - 60 msec (QTcB/QTcF) 7.0% / 7.2% 3.9% / 2.9% 6.6% / 3.5% ^ > 60 msec (QTcB/QTcF) 0.5% / 0.0% 0.2% / 0.0% 0.5% / 0.5% ^ > 90 msec (QTcB/QTcF) 0.0% / 0.0% 0.0% / 0.0% 0.0% / 0.0%

Safety Summary Both doses of Zenvia were generally safe and well toleratedThe most commonly reported adverse events that appeared to be more frequent than in placebo were dizziness, nausea and diarrheaBoth doses of Zenvia demonstrated a satisfactory safety profileNo clinically meaningful changes in QT intervalNo reported pro-arrhythmic eventsNo cardiovascular SAEsFull safety database, including the open-label study, will continue to be evaluated as additional data becomes available 24

Conclusions Top-line STAR data indicate that the new Zenvia 30/10 mg dose offers:Statistically significant and clinically meaningful efficacyAn improved tolerability and safety profile compared to the previous formulationWe expect that the full STAR trial dataset, combined with additional clinical and pre-clinical data, will be sufficient to address the issues outlined in the FDA approvable letter 25

Next Steps Keith Katkin

# Comparison of Product Profiles

Based on the STAR top-line data and the Advanced Cardiac Safety Study, Zenvia 30/10 mg appears to offer an improved risk / benefit balance

| Characteristic | Zenvia 30/10 mg | Zenvia 30/30 mg |
|---|---|---|
| Reduction in PBA episodes | 88% ↓ from baseline[1] | 79-95% ↓ from baseline[2] |
| AEs – Nausea | 13.1%[1] | 22-33%[2] |
| AEs – Dizziness | 18.7%[1] | 20-26%[2] |
| AEs – Fatigue | 8.4%[1] | 14-19%[2] |
| All-cause Discontinuations | 9.1%[1] | 26-28%[2] |
| Discontinuations due to AEs | 3.7%[1] | 14-24%[2] |
| Max-Mean Δ QTcF | 10.4 msec[3] | 10.1 msec[4] |
| QTcF Outliers: ECGs Δ >30 msec | 0.5%[3] | 4.2%[4] |
| QTcF Outliers: Patients Δ >30 msec | 6.0%[3] | 22.0%[4] |

[1] STAR trial – Avanir data on file; end of study compared to baseline
[2] Avanir studies 99-AVR-102 (ALS) and 02-AVR-106 (MS)
[3] Advanced Cardiac Safety Study – Avanir data on file
[4] Thorough QT Study – Avanir data on file

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Zenvia 30/10: An Enhanced Regulatory Package The Zenvia PBA clinical program features an extensive databaseOver 30 pre-clinical and clinical studies spanning a 10 year periodThe complete response filing will feature a >95% increase in the number of subjects compared to the 2006 NDA839 subjects exposed to DM/Q were included in the NDA filing1636 subjects exposed to DM/Q will be included in the full responseOver 500 patient-years of safety data will be included in the full response 28

PBA Program Timeline 29 2009 Last patient in - Phase III STAR trial in PBA Top-line results - Phase III STAR trial in PBAFull Double blind STAR data presented at scientific meetingOpen label safety study in PBA completed ? 2010 Full response to PBA approvable letterFDA approval decision on PBA application ?

# Zenvia PBA Program Summary

Zenvia
dextromethorphan hydrobromide/quinidine sulfate

## Commercialization

- Large market opportunity
- No competition
- Significant unmet medical need

## Regulatory

- Improved overall risk-benefit
- Data to address approvable letter
- Enhanced regulatory package

## STAR Trial

- Strong top-line results
- Significant clinical efficacy
- Improved safety and tolerability

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Q&A Session All